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                                                                    EXHIBIT 4.5


                                NORSKE CONOCO AS


                               MINUTES OF MEETING
                 OF THE BOARD OF DIRECTORS HELD ON 2 MARCH, 1996

On 2 March 1996, a meeting of the Board of Directors of Norske Conoco AS was held at the offices of Norske Conoco AS at Tangen 7, Randaberg, Norway. The following members of the Board of Directors were present:

Dieter Schaubert - Chairman of the board
Michael L. Johnson - director
Andreas Middelthon - director
Nils Svanberg - director
Ellen Bru Solberg - director

The meeting was called to order by Dieter Schaubert.

                                       1.

The 1995 Accounts and Report of the Board of Directors, a copy of which was presented for consideration, was approved. The board decided to recommend to the shareholder meeting that the 1995 loss of NOK 93 712 would be offset against the reserve fund.

                                       2.

The chairman informed the board about the desire of Conoco Norway Inc. to transfer its undertakings to Norske Conoco AS in order to insulate against undesirable tax consequences in USA and improve Conoco's position to conduct its business in Norway vis a vis the authorities, partners, business environment in general, employees and the public. Based upon the discussion that followed the following resolutions were adopted:

RESOLVED: Management is hereby authorized to cancel the Pass Through Agreements for PL 037, 051, 054, 095, 103, 104, 124, 144, 157, 172, 192, 195, 197 and the
pass through agreements for pipelines except Statpipe, between Norske Conoco AS and Conoco Norway Inc. UA which transfer the economic interest and make the rights and obligations following the production licenses available financially and operationally for the business from Conoco Norway Inc. UA to Norske Conoco AS subject to the non-objection of the Norwegian government.

RESOLVED: All licenses, license assets and other assets with their respective rights and obligations as they are booked as per today can be transferred to Norske Conoco AS at Norwegian book value. The Statpipe pipeline systems, onshore and offshore, Production license 019A, 019B, 069, 086, 109, 115, 116, 120, 164,
169 and 181 with its associated rights and liabilities will remain in CNI UA.


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RESOLVED, Norske Conoco AS is willing to receive and undertake the responsibilities of employer of all CNI employees, receive all resources and equipment which are required for the exploration, development and operations of Production Licenses 037, 051, 054, 095, 103, 104, 124, 144, 157, 172, 192, 195,
197 and all pipeline systems except Statpipe onshore and offshore. Further that the respective Pass Through Agreements for the subject licenses and pipelines except Statpipe are terminated whereby Norske Conoco receives the full responsibility for due performance of all obligations resulting from the productions licenses as of 2 March 1996.

RESOLVED, Norske Conoco AS will receive the shares of Conoco Investment Norge AS, the shares of Du Pont JET AS, the equity interest in the Statoil Metanol ANS, the equity interest in Tjeldbergodden Luftgassfabrikk DA, the equity in Statfjord Transport AS and KS Statfjord Transport AS.

RESOLVED: All employment agreements and secondment agreements for personnel working on a Conoco payroll in Norway shall transfer to Norske Conoco AS as per today.

RESOLVED: Based upon Norwegian book values, Norske Conoco shall pay NOK
9.909.542.285 for the transfer of assets transferred in the resolutions above.

RESOLVED: Norske Conoco AS will settle the payment to Conoco Norway Inc. UA for the transfer of assets and liabilities described in this meeting by taking over liabilities in the form of (1) long term debt of NOK 7.258.750.000 and (2) working capital of NOK 98.265.750 and (3) settle the balance by receipt of a capital contribution from Conoco Norway Inc. UA converted to equity in an amount of NOK 2.552.526.535.

                                       3.

The structure of the Norwegian Conoco subsidiaries has changed and, therefore, the board made the following resolution:

RESOLVED: Norske Conoco AS as the sole shareholder of Conoco Investments Norge AS and Du Pont JET AS, hereby makes, constitutes and appoints M. L. Johnson its representative, with power of attorney, to cast the votes of Norske Conoco AS at any of the ordinary, extraordinary or special meetings of the stockholders of Conoco Investments Norge AS and Du Pont JET AS during the remaining year 1996 and 1997.

                                       4.

Norske Conoco AS has of today accepted the employment of more than 50 employees. It is uncertain how many employees the company will have over the next few years, however, the board discussed the need to recognize the intent of the law and not make an issue over the average number of employees over a 3 year period, but rather recognize the fact that a significant number, and more than 50, employees have work for Conoco in Norway over the last several years. The board made the following resolution:

RESOLVED: The company will make available to its employees 2 positions as board members and 4 positions as deputy board members, to be elected for a term of 2 years.



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RESOLVED: An election board is established consisting of Bodil Finstad,
Alexander J. (Jamie) Middleton and Andreas Middelthon to plan and execute an election of employee board representatives pursuant to directives provided in laws and regulations. The election shall take place as soon as possible.

There being no other business to come before the meeting, upon duly motion made and seconded, it was resolved to adjourn the meeting.



------------------------      ------------------------    ----------------------
Michael L. Johnson            Andreas Middelthon          Dieter Schaubert



            ---------------------------                ------------------------
            Ellen Solberg                              Nils Svanberg



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                                 PROMISSORY NOTE


NOK 1,000,000,000

                                                              Stavanger, Norway
                                                               February 4, 1994


In consideration for the loan by Du Pont Chemical and Energy Operations Inc.
(DCEO) a corporation organized under the laws of Delaware, in the amount of NOK 1,000,000,000 (NOK 1 billion) received February 4, 1994 by Conoco Norway Inc.
(CNI), a corporation organized under the laws of Delaware, CNI promises to pay to the order of DCEO the principal amount of NOK 1,000,000,000 (NOK 1 billion) and interest thereon calculated at a rate per six months which is three eights percent above the six month NIBOR rate as quoted by Dagens Naeringsliv on the first business day of January and July in each year (except that for the initial period interest shall be calculated at the six months NIBOR rate as quoted by Dagens Naeringsliv on February 4, 1994 plus three eights percent). The rate established on such date shall apply to all monies borrowed or outstanding during the six month period following such date. The maturity date for the loan shall be February 4, 1999 after which the loan will be paid on demand to DCEO by CNI subject to DCEO giving ten (10) days notice to CNI of such payment. CNI shall have the right at any time to make full or partial prepayments of principal and/or interest on giving at least ten (10) days notice to DCEO.

Interest shall be calculated on the basis of actual days of the month and a 360-day year commencing February 4, 1994. Interest shall be paid semiannually in arrears on the last business day of each period with the final interest payment due upon maturity of this agreement or upon final principal payment whichever comes first.

For and on behalf of
Conoco Norway Inc.



---------------------------------
Mike L. Johnson
President & Managing Director



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                                 PROMISSORY NOTE


NOK 220,000,000
                                                              Stavanger, Norway
                                                              December 20, 1993

In consideration for the loan by Du Pont Chemical and Energy Operations Inc.
(DCEO) a corporation organized under the laws of Delaware, in the amount of NOK 220,000,000 (NOK Two Hundred and Twenty Million) received December 20, 1993 by Conoco Norway Inc. (CNI), a corporation organized under the laws of Delaware, CNI promises to pay to the order of DCEO the principal amount of NOK 220,000,000 (NOK Two Hundred and Twenty Million) and interest thereon calculated at a rate per six months which is three eights percent above the six month NIBOR rate as quoted by Dagens Naeringsliv on the first business day of January and July in each year (except that for the initial period interest shall be calculated at the six months NIBOR rate as quoted by Dagens Naeringsliv on December 20, 1993 plus three eights percent ). The rate established on such date shall apply to all monies borrowed or outstanding during the six month period following such date. The maturity date for the loan shall be 20 December, 1998 after which the loan will be paid on demand to DCEO by CNI subject to DCEO giving ten (10) days notice to CNI of such payment. CNI shall have the right at any time to make full or partial prepayments of principal and/or interest on giving at least ten (10) days notice to DCEO.

Interest shall be calculated on the basis of actual days of the month and a 360-day year commencing December 20, 1993. Interest shall be paid semiannually in arrears on the last business day of each period with the final interest payment due upon maturity of this agreement or upon final principal payment whichever comes first.

For and on behalf of
Conoco Norway Inc.



---------------------------------
Mike L. Johnson
President & Managing Director

                                 PROMISSORY NOTE


NOK 700,000,000

                                                              Stavanger, Norway
                                                               January 11, 1995

In consideration for the loan by Du Pont Chemical and Energy Operations Inc.
(DCEO) a corporation organized under the laws of Delaware, in the amount of NOK 700,000,000 (NOK Seven Hundred Million) received January 11, 1995 by Conoco Norway Inc. (CNI), a corporation organized under the laws of Delaware, CNI promises to pay to the order of DCEO the principal amount of NOK 700,000,000 (NOK Seven Hundred Million) and interest thereon calculated at a rate per six months which is three eights percent above the six month NIBOR rate as quoted by Dagens Naeringsliv on the first business day of January and July in each year (except that for the initial period interest shall be calculated at the six months NIBOR rate as quoted by Dagens Naeringsliv on January 11, 1995 plus three eights percent). The rate established on such date shall apply to all monies borrowed or outstanding during the six month period following such date. The maturity date for the loan shall be January 11, 2000 after which the loan will be paid on demand to DCEO by CNI subject to DCEO giving ten (10) days notice to CNI of such payment. CNI shall have the right at any time to make full or partial prepayments of principal and/or interest on giving at least ten (10) days notice to DCEO.

Interest shall be calculated on the basis of actual days of the month and a 360-day year commencing January 11, 1995. Interest shall be paid semiannually in arrears on the last business day of each period with the final interest payment due upon maturity of this agreement or upon final principal payment whichever comes first.

For and on behalf of
Conoco Norway Inc.




---------------------------------
Mike L. Johnson
President & Managing Director


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                                 PROMISSORY NOTE


NOK 360,000,000


                                                              Stavanger, Norway
                                                               October 01, 1993

In consideration for the loan by Du Pont Chemical and Energy Operations Inc.
(DCEO) a corporation organized under the laws of Delaware, in the amount of NOK 360,000,000 (NOK Three Hundred and Sixty Million) received October 1, 1993 by Conoco Norway Inc. (CNI), a corporation organized under the laws of Delaware, CNI promises to pay to the order of DCEO the principal amount of NOK 360,000,000 (NOK Three Hundred and Sixty Million) and interest thereon calculated at a rate per six months which is three eights percent above the six month NIBOR rate as quoted by Dagens Naeringsliv on the first business day of January and July in each year (except that for the initial period interest shall be calculated at the six months NIBOR rate as quoted by Dagens Naeringsliv on October 1, 1993 plus three eights percent). The rate established on such date shall apply to all monies borrowed or outstanding during the six month period following such date. The maturity date for the loan shall be 1 October, 1998 after which the loan will be paid on demand to DCEO by CNI subject to DCEO giving ten (10) days notice to CNI of such payment. CNI shall have the right at any time to make full or partial prepayments of principal and/or interest on giving at least ten (10) days notice to DCEO.

Interest shall be calculated on the basis of actual days of the month and a 360-day year commencing October 1, 1993. Interest shall be paid semiannually in arrears on the last business day of each period with the final interest payment due upon maturity of this agreement or upon final principal payment whichever comes first.

For and on behalf of
Conoco Norway Inc.




---------------------------------
Mike L. Johnson
President & Managing Director

                                 PROMISSORY NOTE


NOK 1,173,000,000

                                                             Stavanger, Norway
                                                                   May 16, 1994

In consideration for the loan by Du Pont Chemical and Energy Operations Inc.
(DCEO) a corporation organized under the laws of Delaware, in the amount of NOK 1,173,000,000 (NOK One Billion One Hundred and Seventy Three Million) received May 16, 1994 by Conoco Norway Inc. (CNI), a corporation organized under the laws of Delaware, CNI promises to pay to the order of DCEO the principal amount of NOK 1,173,000,000 (NOK One Billion One Hundred and Seventy Three Million) and interest thereon calculated at a rate per six months which is three eights percent above the six month NIBOR rate as quoted by Dagens Naeringsliv on the first business day of January and July in each year (except that for the initial period interest shall be calculated at the six months NIBOR rate as quoted by Dagens Naeringsliv on May 16, 1994 plus three eights percent). The rate established on such date shall apply to all monies borrowed or outstanding during the six month period following such date. The maturity date for the loan shall be May 16, 1999 after which the loan will be paid on demand to DCEO by CNI subject to DCEO giving ten (10) days notice to CNI of such payment. CNI shall have the right at any time to make full or partial prepayments of principal and/or interest on giving at least ten (10) days notice to DCEO.

Interest shall be calculated on the basis of actual days of the month and a 360-day year commencing May 16, 1994. Interest shall be paid semiannually in arrears on the last business day of each period with the final interest payment due upon maturity of this agreement or upon final principal payment whichever comes first.

For and on behalf of
Conoco Norway Inc.




---------------------------------
Mike L. Johnson
President & Managing Director

                                 PROMISSORY NOTE


NOK 630,000,000

                                                              Stavanger, Norway
                                                                   July 1, 1994

In consideration for the loan by Du Pont Chemical and Energy Operations Inc.
(DCEO) a corporation organized under the laws of Delaware, in the amount of NOK 630,000,000 (NOK Six Hundred and Thirty Million) received July 1, 1994 by Conoco Norway Inc. (CNI), a corporation organized under the laws of Delaware, CNI promises to pay to the order of DCEO the principal amount of NOK 630,000,000 (NOK Six Hundred and Thirty Million) and interest thereon calculated at a rate per six months which is three eights percent above the six month NIBOR rate as quoted by Dagens Naeringsliv on the first business day of January and July in each year. The rate established on such date shall apply to all monies borrowed or outstanding during the six month period following such date. The maturity date for the loan shall be July 1, 1999 after which the loan will be paid on demand to DCEO by CNI subject to DCEO giving ten (10) days notice to CNI of such payment. CNI shall have the right at any time to make full or partial prepayments of principal and/or interest on giving at least ten (10) days notice to DCEO.

Interest shall be calculated on the basis of actual days of the month and a 360-day year commencing July 1, 1994. Interest shall be paid semiannually in arrears on the last business day of each period with the final interest payment due upon maturity of this agreement or upon final principal payment whichever comes first.

For and on behalf of
Conoco Norway Inc.



---------------------------------
Mike L. Johnson
President & Managing Director